Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2022 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.225 PER SHARE

ARLINGTON, Texas (Business Wire) - February 2, 2022

Fiscal 2022 First Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 48% to $3.17
•Net income attributable to D.R. Horton increased 44% to $1.1 billion
•Consolidated revenues increased 19% to $7.1 billion
•Consolidated pre-tax income increased 45% to $1.5 billion
•Consolidated pre-tax profit margin improved 380 basis points to 21.2%
•Homes closed increased 17% in value to $6.7 billion on 18,396 homes closed
•Net sales orders increased 29% in value to $8.3 billion on 21,522 homes sold
•Repurchased 2.7 million shares of common stock for $278.2 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its first fiscal quarter ended December 31, 2021 increased 48% to $3.17 per diluted share compared to $2.14 per diluted share in the same quarter of fiscal 2021. Net income attributable to D.R. Horton in the first quarter of fiscal 2022 increased 44% to $1.1 billion compared to $791.8 million in the same quarter of fiscal 2021. Homebuilding revenue for the first quarter of fiscal 2022 increased 17% to $6.7 billion from $5.7 billion in the same quarter of fiscal 2021. Homes closed in the quarter decreased 2% to 18,396 homes compared to 18,739 homes closed in the same quarter of fiscal 2021.

Net sales orders for the first quarter ended December 31, 2021 increased 5% to 21,522 homes and 29% in value to $8.3 billion compared to 20,418 homes and $6.4 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2022 was 15% compared to 18% in the prior year quarter. The Company's sales order backlog of homes under contract at December 31, 2021 increased 3% to 29,347 homes and 24% in value to $11.1 billion compared to 28,487 homes and $8.9 billion at December 31, 2020.

At December 31, 2021, the Company had 54,800 homes in inventory, of which 25,600 were unsold. 1,000 of the Company’s unsold homes at December 31, 2021 were completed. The Company’s homebuilding land and lot portfolio totaled 551,400 lots at the end of the quarter, of which 24% were owned and 76% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 32.4% for the trailing twelve months ended December 31, 2021, and homebuilding return on inventory (ROI) was 38.5% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the first quarter with $2.1 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $4.1 billion. Homebuilding debt at December 31, 2021 totaled $3.3 billion, which includes $350 million of senior notes that mature in September 2022. The Company’s homebuilding debt to total capital ratio at December 31, 2021 was 17.3%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered outstanding results in the first fiscal quarter of 2022, highlighted by EPS increasing 48% to $3.17 per diluted share. Our consolidated pre-tax income increased 45% to $1.5 billion on a 19% increase in revenues to $7.1 billion and a 380 basis point increase in our pre-tax profit margin to 21.2%. These results reflect our experienced teams and production capabilities, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands.

“Housing market conditions remain very robust, and we are still selling homes later in the construction cycle so we can better ensure the certainty of the home close date for our homebuyers. We continue to focus on building the infrastructure and processes to support a higher level of home starts while working to stabilize and then reduce our construction cycle times to historical norms. We started 25,500 homes during the quarter, resulting in a 30% increase in our homes in inventory at December 31, 2021 compared to a year ago. Our January home starts and net sales order volume were in line with our plans, and we are confident that we are well-positioned to deliver double-digit volume growth in fiscal 2022 with 29,300 homes in backlog, 54,800 homes in inventory, a robust lot supply and strong trade and supplier relationships.

“We remain focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility. We plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on current market conditions and the Company’s results for the first quarter of fiscal 2022, D.R. Horton is updating its fiscal 2022 guidance for consolidated revenues to a range of $34.5 billion to $35.5 billion.
The Company reaffirms its previously issued fiscal 2022 guidance for other metrics including:
•Homes closed between 90,000 homes and 92,000 homes
•Income tax rate of approximately 24%
•Outstanding share count at the end of fiscal 2022 approximately 2% lower than at the end of fiscal 2021

The Company plans to also provide guidance for its second quarter of fiscal 2022 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly traded residential lot development company, which currently operates in 55 markets and 23 states. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the first quarter ended December 31, 2021, Forestar sold 4,516 lots and generated $407.6 million of revenue compared to 3,567 lots and $307.1 million of revenue in the prior year quarter. Forestar’s pre-tax income in the first quarter of fiscal 2022 increased 83% to $53.5 million with a pre-tax profit margin of 13.1% compared to $29.2 million of pre-tax income and a 9.5% pre-tax profit margin in the same quarter of fiscal 2021.

Financial Services
For the first quarter ended December 31, 2021, financial services revenues decreased 2% to $184.3 million compared to $187.2 million in the same quarter of fiscal 2021. Financial services pre-tax income decreased 20% to $67.1 million with a pre-tax profit margin of 36.4% compared to $84.1 million of pre-tax income and a 44.9% pre-tax profit margin in the prior year quarter.

Rental Operations
The Company's rental operations generated $70.1 million of pre-tax income on revenues of $156.5 million in the first quarter compared to $8.6 million of pre-tax income on revenues of $31.8 million in the same quarter of fiscal 2021.

At December 31, 2021, the Company’s multi-family rental operations had 16 projects under active construction and one project that was substantially complete and in the lease-up phase. These 17 projects represent 5,000 multi-family units, including 4,870 units under active construction and 130 completed units. During the first quarter of fiscal 2022, the Company sold one multi-family rental property for $76.2 million (350 total units). There were no sales of multi-family rental properties during the prior year quarter. At December 31, 2021, the consolidated balance sheet included $519.2 million of inventory related to multi-family rental properties.

During the first quarter of fiscal 2022, the Company sold two single-family rental properties (225 total homes) for $80.3 million compared to one property sold (124 total homes) for $31.8 million in the prior year quarter. At December 31, 2021, the consolidated balance sheet included $641.9 million of inventory related to 74 single-family rental communities. These communities include 4,800 homes and finished lots, of which 1,100 homes were completed, and 3,400 lots that were unimproved or under development.

The Company's multi-family and single-family rental sales and inventories are reported in its rental segment and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Reclassifications
During the fourth quarter of fiscal 2021, the Company combined its single-family rental operations and its multi-family rental operations into a new rental reporting segment and realigned the aggregation of its homebuilding operating segments into six new geographic reporting regions. Segment information reported in prior year periods has been reclassified to conform to the fiscal 2022 presentation.

Dividends
During the first quarter of fiscal 2022, the Company paid cash dividends of $80.1 million. Subsequent to quarter-end, the Company declared a quarterly cash dividend of $0.225 per common share that is payable on February 25, 2022 to stockholders of record on February 17, 2022.

Share Repurchases
The Company repurchased 2.7 million shares of common stock for $278.2 million during the first quarter of fiscal 2022. The Company’s remaining stock repurchase authorization at December 31, 2021 was $268.0 million.

Conference Call and Webcast Details
The Company will host a conference call today (Wednesday, February 2) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 665851), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 102 markets in 32 states across the United States and closed 81,622 homes in the twelve-month period ended December 31, 2021. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $150,000 to over $1,000,000. Through its mortgage, title and insurance subsidiaries, D.R. Horton provides mortgage financing, title services and insurance agency services for its homebuyers. The Company also constructs and sells both single-family and multi-family rental properties and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are still selling homes later in the construction cycle so we can better ensure the certainty of the home close date for our homebuyers; we continue to focus on building the infrastructure and processes to support a higher level of home starts while working to stabilize and then reduce our construction cycle times to historical norms; and we are confident that we are well-positioned to deliver double-digit volume growth in fiscal 2022 with 29,300 homes in backlog, 54,800 homes in inventory, a robust lot supply and strong trade and supplier relationships. The forward-looking statements also include that we remain focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share; our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility; we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis; and all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, which is filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2021	September 30, 2021
	(In millions)
ASSETS
Cash and cash equivalents	$2,442.1	$3,210.4
Restricted cash	22.5	26.8
Total cash, cash equivalents and restricted cash	2,464.6	3,237.2
Inventories:
Construction in progress and finished homes	8,742.9	7,739.2
Residential land and lots — developed, under development, held for development and held for sale	8,318.6	7,918.1
Rental properties	1,141.0	821.8
Total inventory	18,202.5	16,479.1
Mortgage loans held for sale	1,833.3	2,027.3
Deferred income taxes, net of valuation allowance of $4.1 million and $4.2 million at December 31, 2021 and September 30, 2021, respectively	137.6	155.3
Property and equipment, net	410.4	392.9
Other assets	1,787.5	1,560.6
Goodwill	163.5	163.5
Total assets	$24,999.4	$24,015.9
LIABILITIES
Accounts payable	$1,150.7	$1,177.0
Accrued expenses and other liabilities	2,580.0	2,210.3
Notes payable	5,255.3	5,412.4
Total liabilities	8,986.0	8,799.7
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 398,162,095 shares issued and 354,277,601 shares outstanding at December 31, 2021 and 397,190,100 shares issued and 356,015,843 shares outstanding at September 30, 2021	4.0	4.0
Additional paid-in capital	3,282.7	3,274.8
Retained earnings	14,705.8	13,644.3
Treasury stock, 43,884,494 shares and 41,174,257 shares at December 31, 2021 and September 30, 2021, respectively, at cost	(2,314.8)	(2,036.6)
Stockholders’ equity	15,677.7	14,886.5
Noncontrolling interests	335.7	329.7
Total equity	16,013.4	15,216.2
Total liabilities and equity	$24,999.4	$24,015.9

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
	(In millions, except per share data)
Revenues	$7,053.4	$5,933.4
Cost of sales	4,905.7	4,332.5
Selling, general and administrative expense	665.9	585.9
Gain on sale of assets	—	(14.0)
Other (income) expense	(15.5)	(5.3)
Income before income taxes	1,497.3	1,034.3
Income tax expense	351.5	239.1
Net income	1,145.8	795.2
Net income attributable to noncontrolling interests	4.2	3.4
Net income attributable to D.R. Horton, Inc.	$1,141.6	$791.8

Basic net income per common share attributable to D.R. Horton, Inc.	$3.21	$2.17
Weighted average number of common shares	356.1	364.4

Diluted net income per common share attributable to D.R. Horton, Inc.	$3.17	$2.14
Adjusted weighted average number of common shares	360.1	370.0

Other Consolidated Financial Data
Interest charged to cost of sales	$33.3	$33.0
Depreciation and amortization	$19.4	$22.9
Interest incurred	$36.9	$40.4

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2021	2020
	(In millions)
OPERATING ACTIVITIES
Net income	$1,145.8	$795.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	19.4	22.9
Stock-based compensation expense	23.7	21.7
Deferred income taxes	17.7	2.9
Inventory and land option charges	4.8	8.3
Gain on sale of assets	—	(14.0)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(1,003.7)	(591.2)
Increase in residential land and lots – developed, under development, held for development and held for sale	(340.7)	(716.8)
Increase in rental properties	(319.5)	—
Increase in other assets	(221.8)	(125.8)
Decrease in mortgage loans held for sale	194.0	90.1
Increase in accounts payable, accrued expenses and other liabilities	306.2	254.6
Net cash used in operating activities	(174.1)	(252.1)
INVESTING ACTIVITIES
Expenditures for property and equipment	(30.9)	(16.3)
Proceeds from sale of assets	—	31.8
Expenditures related to rental properties	—	(86.2)
Payments related to business acquisitions	—	(23.0)
Other investing activities	4.4	2.3
Net cash used in investing activities	(26.5)	(91.4)
FINANCING ACTIVITIES
Proceeds from notes payable	—	494.1
Repayment of notes payable	(0.6)	(400.1)
Payments on mortgage repurchase facility, net	(234.6)	(163.5)
Proceeds from stock associated with certain employee benefit plans	17.2	0.9
Cash paid for shares withheld for taxes	(33.0)	(26.3)
Cash dividends paid	(80.1)	(72.9)
Repurchases of common stock	(303.8)	(53.8)
Net proceeds from issuance of Forestar common stock	0.1	—
Other financing activities	62.8	(0.1)
Net cash used in financing activities	(572.0)	(221.7)
Net decrease in cash, cash equivalents and restricted cash	(772.6)	(565.2)
Cash, cash equivalents and restricted cash at beginning of period	3,237.2	3,040.1
Cash, cash equivalents and restricted cash at end of period	$2,464.6	$2,474.9

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	December 31, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,133.4	$162.5	$88.2	$44.2	$13.8	$2,442.1
Restricted cash	12.4	—	9.5	0.6	—	22.5
Inventories:
Construction in progress and finished homes	8,879.5	—	—	—	(136.6)	8,742.9
Residential land and lots	6,417.4	1,960.1	—	—	(58.9)	8,318.6
Rental properties	—	—	—	1,161.1	(20.1)	1,141.0
	15,296.9	1,960.1	—	1,161.1	(215.6)	18,202.5
Mortgage loans held for sale	—	—	1,833.3	—	—	1,833.3
Deferred income taxes, net	141.6	—	—	—	(4.0)	137.6
Property and equipment, net	315.5	4.2	3.3	0.7	86.7	410.4
Other assets	1,689.3	35.7	93.3	9.0	(39.8)	1,787.5
Goodwill	134.3	—	—	—	29.2	163.5
	$19,723.4	$2,162.5	$2,027.6	$1,215.6	$(129.7)	$24,999.4
Liabilities
Accounts payable	$1,021.5	$53.5	$—	$75.7	$—	$1,150.7
Accrued expenses and other liabilities	2,316.4	345.7	75.7	8.9	(166.7)	2,580.0
Notes payable	3,291.0	704.9	1,260.0	—	(0.6)	5,255.3
	$6,628.9	$1,104.1	$1,335.7	$84.6	$(167.3)	$8,986.0

	September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,950.1	$153.6	$79.0	$16.8	$10.9	$3,210.4
Restricted cash	8.4	—	18.0	0.4	—	26.8
Inventories:
Construction in progress and finished homes	7,848.0	—	—	—	(108.8)	7,739.2
Residential land and lots	6,059.8	1,905.2	—	—	(46.9)	7,918.1
Rental properties	—	—	—	840.9	(19.1)	821.8
	13,907.8	1,905.2	—	840.9	(174.8)	16,479.1
Mortgage loans held for sale	—	—	2,027.3	—	—	2,027.3
Deferred income taxes, net	159.2	—	—	—	(3.9)	155.3
Property and equipment, net	303.3	2.9	3.5	0.6	82.6	392.9
Other assets	1,468.7	40.0	107.6	6.3	(62.0)	1,560.6
Goodwill	134.3	—	—	—	29.2	163.5
	$18,931.8	$2,101.7	$2,235.4	$865.0	$(118.0)	$24,015.9
Liabilities
Accounts payable	$1,073.7	$47.4	$—	$55.9	$—	$1,177.0
Accrued expenses and other liabilities	1,941.3	333.9	88.6	15.0	(168.5)	2,210.3
Notes payable	3,214.0	704.5	1,494.6	—	(0.7)	5,412.4
	$6,229.0	$1,085.8	$1,583.2	$70.9	$(169.2)	$8,799.7
_________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$6,656.4	$—	$—	$—	$—	$6,656.4
Land/lot sales and other	23.0	407.6	—	—	(374.4)	56.2
Rental property sales	—	—	—	156.5	—	156.5
Financial services	—	—	184.3	—	—	184.3
	6,679.4	407.6	184.3	156.5	(374.4)	7,053.4
Cost of sales
Home sales (3)	4,833.9	—	—	—	(37.7)	4,796.2
Land/lot sales and other	17.1	333.6	—	—	(317.7)	33.0
Rental property sales	—	—	—	72.5	(0.8)	71.7
Inventory and land option charges	3.9	0.6	—	0.3	—	4.8
	4,854.9	334.2	—	72.8	(356.2)	4,905.7
Selling, general and administrative expense	497.7	21.5	125.3	18.5	2.9	665.9
Other (income) expense	(6.2)	(1.6)	(8.1)	(4.9)	5.3	(15.5)
Income before income taxes	$1,333.0	$53.5	$67.1	$70.1	$(26.4)	$1,497.3
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(114.7)	$5.8	$247.5	$(255.9)	$(56.8)	$(174.1)

	Three Months Ended December 31, 2020
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$5,698.7	$—	$—	$—	$—	$5,698.7
Land/lot sales and other	17.9	307.1	—	—	(277.5)	47.5
Rental property sales	—	—	—	31.8	(31.8)	—
Financial services	—	—	187.2	—	—	187.2
	5,716.6	307.1	187.2	31.8	(309.3)	5,933.4
Cost of sales
Home sales (3)	4,325.1	—	—	—	(27.7)	4,297.4
Land/lot sales and other	13.7	262.5	—	—	(249.4)	26.8
Rental property sales	—	—	—	17.8	(17.8)	—
Inventory and land option charges	7.9	0.4	—	—	—	8.3
	4,346.7	262.9	—	17.8	(294.9)	4,332.5
Selling, general and administrative expense	449.4	15.5	109.5	9.3	2.2	585.9
Gain on sale of assets	—	—	—	—	(14.0)	(14.0)
Other (income) expense	(2.1)	(0.5)	(6.4)	(3.9)	7.6	(5.3)
Income before income taxes	$922.6	$29.2	$84.1	$8.6	$(10.2)	$1,034.3
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(269.6)	$(158.7)	$173.1	$(58.9)	$62.0	$(252.1)

___________________________________________________________________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses, reconciling amounts between segment and consolidated balances and the elimination of intercompany transactions.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended December 31,
	2021		2020
	Homes	Value	Homes	Value
Northwest	1,228	$657.1	997	$470.8
Southwest	2,301	1,183.8	2,228	906.7
South Central	5,862	1,946.2	6,172	1,675.8
Southeast	6,394	2,284.8	5,930	1,727.4
East	3,980	1,454.9	3,678	1,118.8
North	1,757	729.6	1,413	516.5
	21,522	$8,256.4	20,418	$6,416.0

HOMES CLOSED

	Three Months Ended December 31,
	2021		2020
	Homes	Value	Homes	Value
Northwest	1,025	$548.9	1,207	$547.1
Southwest	1,944	911.5	2,142	829.0
South Central	5,437	1,692.3	5,221	1,362.5
Southeast	5,324	1,810.3	5,258	1,464.3
East	3,128	1,074.7	3,497	1,003.1
North	1,538	618.7	1,414	492.7
	18,396	$6,656.4	18,739	$5,698.7

SALES ORDER BACKLOG

	As of December 31,
	2021		2020
	Homes	Value	Homes	Value
Northwest	1,157	$605.9	1,334	$616.7
Southwest	3,795	1,768.2	3,828	1,419.0
South Central	9,158	3,079.2	8,289	2,250.0
Southeast	8,389	3,009.2	7,594	2,231.8
East	5,069	1,849.6	5,038	1,542.2
North	1,779	751.0	2,404	875.1
	29,347	$11,063.1	28,487	$8,934.8

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

	As of December 31, 2021			As of September 30, 2021
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	10,500	32,300	42,800	9,000	31,400	40,400
Southwest	23,500	35,200	58,700	22,800	34,300	57,100
South Central	44,000	67,600	111,600	42,800	79,000	121,800
Southeast	26,400	129,900	156,300	26,700	125,500	152,200
East	18,100	98,200	116,300	17,300	83,100	100,400
North	9,400	56,300	65,700	9,200	49,200	58,400
	131,900	419,500	551,400	127,800	402,500	530,300
	24%	76%	100%	24%	76%	100%
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(1)Lots controlled at December 31, 2021 included approximately 38,300 lots owned or controlled by Forestar, 20,000 of which our homebuilding divisions have under contract to purchase and 18,300 of which our homebuilding divisions have a right of first offer to purchase. Lots controlled at September 30, 2021 included approximately 39,200 lots owned or controlled by Forestar, 21,000 of which our homebuilding divisions had under contract to purchase and 18,200 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	December 31, 2021	September 30, 2021
Northwest	3,000	2,600
Southwest	6,500	5,500
South Central	15,900	14,000
Southeast	15,500	13,600
East	8,400	7,300
North	5,500	4,800
	54,800	47,800
_____________
(1)Homes in inventory exclude 2,900 and 1,900 homes related to our single-family rental operations at December 31, 2021 and September 30, 2021, respectively, and also exclude approximately 1,800 model homes at both dates.